Transactions pursuant to Rule 10f3

Name of Issuer	Date of Purchase	Number of Securities Purchased (PAR)	Dollar Amount of Purchase	Price per Unit	Name(s) of Underwriter(s) or Dealer(s) From Whom Purchased	Affiliated Members of the Underwriting Syndicate	Other Members of the Underwriting Syndicate
EP Energy LLC and Everest Acq	8/8/2012	$ 500,000	$ 500,000	$ 100.00	Citigroup	Morgan Stanley and Mitsubishi UFJ Securities	Citigroup, Deutsche Bank Securities, J.P. Morgan
							Nomura Wells Fargo Securities
							Apollo Global Securities, LLC, BMO Capital Markets, Capital One Southcoast, CIBC
							Comerica Securities, Credit Suisse, DNB Markets, Goldman, Sachs & Co.
							ING, Lloyds Securities, Mitsubishi UFJ Securities, Mizuho Securities
							Morgan Stanley, RBC Capital Markets, RBS, Scotiabank
							SMBC Nikko, SOCIETE GENERALE, SunTrust Robinson Humphrey, TD Securities
							UBS Investment Bank

Caesars Enertainment Operating	8/15/2012	$ 4,500,000	$ 4,500,000	$ 100.00	Citigroup	Morgan Stanley	Citigroup, BofA Merrill Lynch, Credit Suisse, Deutsche Bank Securities
							Goldman, Sachs & Co., J.P. Morgan, Morgan Stanley

MidStates Petroleum	9/11/2012	$ 5,500,000	$ 5,500,000	$ 100.00	Banc of America Securities LLC	Morgan Stanley	BofA Merrill Lynch, SunTrust Robinson Humphrey
							Goldman, Sachs & Co., Morgan Stanley, RBC Capital Markets
							Citigroup, Natixis, RBS
							SOCIETE GENERALE
							Capital One Southcoast, KeyBanc Capital Markets

Edgen Murray Corp.	10/2/2012	$ 4,827,500	$ 4,827,500	$ 100.00	Jefferies	Morgan Stanley	Jefferies & Company, Inc., Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

NII International	02/11/213	$ 950,000	$ 950,000	$ 100.00	JP Morgan	Morgan Stanley	Credit Suisse,Goldman Sachs, JP Morgan, Morgan Stanley

Sun Products	3/15/2103	$ 470,000	$ 470,000	$ 100.00	Barclays	Morgan Stanley	Barclays, JP Morgan, BofA Merrill Lynch, Goldman Sachs, Morgan Stanley

Tenet Healthcare	9/13/2013	$ 525,000	$ 525,000	100	Bank Of American Securities	Morgan Stanley	Bofa Merrill Lynch, Barclays, CitiGroup, Wells Fargo Securities, Soctiabank, SunTrust Robinson Humphrey, Morgan Stanley

Stackpole	10/1/2013	$ 925,000	$ 925,000	100	Nomura International	Morgan Stanley	Morgan Stanley Nomura RBC Capital Markets UBS Investment Bank
							Co‐Manager
							FBR

Mariposa	10/16/2013	$ 150,000	$ 150,000	100	Credit Suisse	Morgan Stanley	Credit Suisse, RBC Capital Markets, Deutsche Bank Securities, Goldman, Sachs & Co. Morgan Stanley BMO Capital Markets, Jefferies, UBS Investment Bank, MCS Capital Markets

Exopack	10/24/2013	$ 480,000	$ 480,000	100	Goldman Sachs	Morgan Stanley	Goldman Sachs International J.P. Morgan Barclays BofA Merrill Lynch Investec Morgan Stanley

Navios Maritime	10/29/2013	$ 450,000	$ 450,000	100	JP Morgan Chase	Morgan Stanley	MORGAN STANLEY J.P. MORGAN DEUTSCHE BANK SECURITIES

Convatec	8/6/2013	$ 2,500,000	$ 2,500,000	100	Goldman Sachs	Morgan Stanley	Goldman, Sachs & Co. J.P. Morgan, BofA Merrill Lynch, Deutsche Bank Securities, Morgan Stanley, DNB Markets, Natixis

Alcatel- Lucent	11/7/2013	200,000.00	200,000.00	100	Citi	Morgan Stanley	Citigroup Credit Suisse Goldman Sachs International HSBC Morgan Stanley Natixis UniCredit Bank BofA Merrill Lynch Cre´dit Agricole CIB Deutsche Bank

Navios Maritime	11/14/2013	186,000.00	186,000.00	100	Deutsche Bank	Morgan Stanley	MORGAN STANLEY J.P. MORGAN DEUTSCHE BANK SECURITIES S. GOLDMAN CAPITAL LLC

US concrete	11/19/2013	2,175,000.00	2,175,000.00	100	JPM	_Mitsubishi UFJ Securities	J.P. Morgan Jefferies Co-managers Capital One Securities Mitsubishi UFJ Securities

BlueLine Rental	1/16/2014	235,000.00	235,000.00	100	BOFA	Morgan Stanley	: BofA Merrill Lynch Goldman, Sachs & Co. Morgan Stanley Barclays

WaterJet	1/24/2014	920,000.00	920,000.00	100	Goldman Sachs	Morgan Stanley	Goldman, Sachs & Co. Morgan Stanley

JLL/Delta Dutch	1/22/2014	233,000.00	233,000.00	100	JPM	Morgan Stanley	J.P. Morgan UBS Investment Bank Jefferies KeyBanc Capital Markets Morgan Stanley Barclays SMBC Nikko

Edcon Holdings	11/8/2013	580,000.00	580,000.00	100	JPM	Morgan Stanley	J.P. Morgan BofA Merrill Lynch Barclays Goldman Sachs International RMB | Morgan Stanley

Puerto Rico	3/11/2014	800,000.00	744,000.00	93	Barclays	Morgan Stanley
BARCLAYS MORGAN STANLEY RBC CAPITAL MARKETS BofA Merrill Lynch Goldman, Sachs & Co. J.P. Morgan Ramirez & Co., Inc. FirstBank PR Securities Jefferies Mesirow Financial, Inc. Oriental Financial Services Popular Securities Santander Securities UBS FS Puerto Rico

Wind Acquisition	4/8/2014	950,000.00	950,000.00	100	Deutsche Bank	Morgan Stanley	Deutsche Bank Credit Suisse Banca IMI BNP PARIBAS Cr´edit Agricole CIB Barclays ING Soci´et´e G´en´erale UniCredit Bank Morgan Stanley Natixis

Essar Steel	4/30/2014	539,000.00	527,686.39	97.901	Credit Suisse	Morgan Stanley	Credit Suisse Morgan Stanley Jefferies

XPO Logistics	8/14/2014	589,000	589,000	100	Credit Suisse	Morgan Stanley	Credit Suisse, Morgan Stanley, Citigroup, Deutsche Bank Securities

AmSurg Corp	7/1/2014	1,246,000	1,246,000	100	Citi	Mitsubishi UFJ Securities
Citigroup, Suntrust Robinson Humphrey, BOFA, Merrill Lynch, Jefferies, Wells Fargo Securities, Fifth Third Securities, JP Morgan, Mitsubishi UFJ Securities, KeyBanc Capital Markets, US Bancorp, Barclays, BBVA, Deutsche Bank Securities, Goldman Sachs & Co, FTN Financial Securities Corp, Raymond James